EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the COMM 2014-CCRE20 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Torchlight Loan Services, LLC, as Special Servicer prior to January 26, 2024, CWCapital Asset Management LLC, as Special Servicer on and after January 26, 2024, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Berkeley Point Capital LLC d/b/a Newmark, as Primary Servicer, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the Harwood Center Mortgage Loan, Torchlight Loan Services, LLC, as Special Servicer for the Harwood Center Mortgage Loan prior to March 22, 2024, CWCapital Asset Management LLC, as Special Servicer for the Harwood Center Mortgage Loan prior to March 22, 2024, Wilmington Trust, National Association, as Trustee for the Harwood Center Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Harwood Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Harwood Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Harwood Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Harwood Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Beverly Connection Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Beverly Connection Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Beverly Connection Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Beverly Connection Mortgage Loan, Situs Holdings, LLC, as Operating Advisor for the Beverly Connection Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Beverly Connection Mortgage Loan, KeyBank National Association, as Primary Servicer for the Myrtle Beach Marriott Resort & Spa Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Myrtle Beach Marriott Resort & Spa Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Myrtle Beach Marriott Resort & Spa Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Myrtle Beach Marriott Resort & Spa Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Myrtle Beach Marriott Resort & Spa Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Myrtle Beach Marriott Resort & Spa Mortgage Loan.

Dated: March 14, 2025

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)